UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

Skydance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	SKYD	New York Stock Exchange
Warrants to Purchase Class B Common Stock, par value $0.001 per share	SKYD WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Following the completion of the merger on October 6, 2026, of Warner Bros. Discovery, Inc. (“WBD”) with a wholly owned subsidiary of Skydance Corporation, a Delaware corporation (the “Company”), with WBD surviving as a wholly owned subsidiary of the Company (the “Merger”), the Company distributed on October 13, 2026 (the “Issue Date”) warrants (the “Warrants”) to purchase shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), as a dividend (the “Warrant Distribution”). The Warrant Distribution was made with respect to shares of Class B Common Stock held by stockholders, other than each of Lawrence J. Ellison, David F. Ellison, Gerald J. Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P. or any of their respective affiliates, successors or transferees, including any of the Company’s wholly owned subsidiaries that own Class B Common Stock, as well as the Paramount Global 401(k) Plan (the “401(k) Plan”) and the Paramount Global Master Trust, as of the record date of October 5, 2026 (the “Record Date”), at a ratio of one Warrant per share of Class B Common Stock.

Although the 401(k) Plan offers investment in shares of Class B Common Stock through its Company Class B Common Stock Fund (the “Fund”), it did not receive Warrants in the Warrant Distribution because restrictions under the Employee Retirement Income Security Act of 1974, as amended, prohibit the 401(k) Plan from holding the Warrants. In lieu of the Warrants, with respect to the shares of Class B Common Stock held by the Fund as of the Record Date, the 401(k) Plan will receive a number of additional shares of Class B Common Stock (rounded down to the nearest whole share) determined pursuant to a conversion formula approved by State Street Global Advisors Trust Company, as the independent fiduciary of the Fund.

The Warrants were issued pursuant to a warrant agreement, dated October 13, 2026 (the “Warrant Agreement”), between the Company and Equiniti Trust Company, LLC, as warrant agent. On the Issue Date, the Company issued 470,746,773 Warrants pursuant to the Warrant Distribution, initially entitling the holders thereof to purchase an aggregate of 470,746,773 shares of Class B Common Stock, in each case, at an initial exercise price of $12.00 per share and subject to customary anti-dilution adjustments as set forth in the Warrant Agreement.

The Warrants, and the shares of Class B Common Stock issuable upon the exercise of such Warrants, have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (File No. 333-297906), which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2026 and the related prospectus supplement filed on October 5, 2026. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, including, without limitation, the Warrants or the shares of Class B Common Stock issuable upon exercise of the Warrants.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On October 15, 2026, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as promulgated by the SEC, the Company sent a notice (the “Notice”) to its directors and executive officers informing them of a blackout period for the Fund in connection with the closing of the Merger. The Notice provides information on certain trading prohibitions to which directors and executive officers of the Company are subject during the blackout period.

The 401(k) Plan’s blackout period is with respect to Class B Common Stock and is occurring so that the 401(k) Plan receives the correct number of additional shares of Class B Common Stock in the Fund in lieu of the Warrant Distribution. During the 401(k) Plan’s blackout period, participants and beneficiaries in the 401(k) Plan are unable to: (1) direct or diversify the assets held in their account into or out of the Fund; and (2) obtain a loan, withdrawal or distribution from the 401(k) Plan with respect to any portion of the participant’s account invested in the Fund.

The Merger closed on October 6, 2026. The blackout period began on October 5, 2026 at 4:00 p.m., New York City time, and is expected to end during the week of October 18, 2026.

During the 401(k) Plan’s blackout period and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the actual end date of the blackout period from the General Counsel of the Company by mail at 1515 Broadway, New York, New York 10036, or by telephone at (212) 258-6000.

A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Blackout Notice to Directors and Executive Officers of Skydance Corporation, dated October 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

Date: October 15, 2026